UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Bluefly, Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BLUEFLY, INC.
42 West 39th Street
New York, NY 10018

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Bluefly, Inc. (the “Company”), which will be held on June 10, 2010 at 9:00 a.m., local time, at the Company’s offices at 42 West 39th Street, 9th Floor, New York, New York.  The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appears on the following page.

The matters scheduled to be considered at the meeting are the election of directors from among the nominees described in the Proxy Statement, an amendment to the amended and restated Bluefly, Inc. 2005 Stock Incentive Plan (the “Plan”) to increase the aggregate number of shares of common stock that may be the subject of stock-based awards granted pursuant to the Plan and any other proposal that may properly come before the meeting.

The Board of Directors recommends a vote FOR the proposals being presented at the meeting as being in the best interest of the Company and its stockholders.  We urge you to read the Proxy Statement and give it your careful attention before completing the enclosed proxy card.

Your vote is important regardless of the number of shares you own.  Please be sure you are represented at the meeting, whether or not you plan to attend in person, by signing, dating and mailing the proxy card promptly.  A postage-paid return envelope is enclosed for your convenience.

If you would like additional copies of the proxy material, or if you would like to ask questions about the proposals, you should contact our Investor Relations Department by telephone at (212) 944-8000.

Sincerely,

DAVID WASSONG
Interim Chairman of the Board

BLUEFLY, INC.
42 West 39th Street
New York, New York 10018
____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 10, 2010
____________________________

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Bluefly, Inc. (the “Company”) will be held at 9:00 a.m., local time, on June 10, 2010 at the Company’s offices at 42 West 39th Street, 9th Floor, New York, New York, for the following purposes:

1.	To elect four Class 1 directors of the Company to the Board of Directors to hold office until the 2013 annual meeting of stockholders.

2.
To approve an amendment to the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan (the “Plan”) to increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan by 1,586,392 shares (the “Plan Amendment”).

3.	To transact such other business as may properly come before the meeting.

Only holders of record of the Company’s Common Stock at the close of business on April 28, 2010 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.  Such stockholders may vote in person or by proxy.

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

DAVID WASSONG
Interim Chairman of the Board

May 11, 2010

BLUEFLY, INC.
42 West 39th Street
New York, New York 10018
____________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING
____________________________

The enclosed materials are also available at http://www.bluefly.com. The following items are available at the specified link:

1.	The Proxy Statement being issued in connection with the 2010 Annual Meeting of Stockholders;

2.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2009; and

3.	The form of proxy card for use in connection with the 2010 Annual Meeting of Stockholders.

BLUEFLY, INC.
42 West 39th Street
New York, New York 10018
____________________________

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the board of directors (which we refer to in this Proxy Statement as the Board of Directors or the Board) of Bluefly, Inc., a Delaware corporation (which we refer to in this Proxy Statement as the Company, we, us or our), of proxies to be voted at the annual meeting of stockholders of the Company to be held at 9:00 a.m., local time, on June 10, 2010 at the Company’s offices at 42 West 39th Street, 9th Floor, New York, New York, and at any adjournment thereof.  The purposes of the meeting are:

1.	To elect four Class 1 directors of the Company to the Board of Directors to hold office until the 2013 annual meeting of stockholders.

2.
To approve an amendment to the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan (which we refer to in this Proxy Statement as the Plan) to increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan by 1,586,392 shares (which we refer to in this Proxy Statement as the Plan Amendment).

3.	To transact such other business as may properly come before the meeting.

If proxy cards in the accompanying form are properly executed and returned by a stockholder of record, the shares of the Company’s Common Stock, $.01 par value per share (which we refer to in this Proxy Statement as the Common Stock), held by such stockholder will be voted as instructed on the proxy card.  If no instructions are given, such shares will be voted (i) for the election as Class 1 directors of the nominees of the Board of Directors named below; (ii) for the approval of the Plan Amendment and (iii) in the discretion of the proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof.  Any proxy may be revoked by a stockholder of record prior to its exercise upon written notice to the Secretary of the Company, or by the vote of such stockholder cast in person at the meeting.  The approximate date of mailing of this Proxy Statement and accompanying form of proxy card is May 11, 2010.

VOTING

Holders of record of Common Stock as of the close of business on April 28, 2010 (which we refer to in this Proxy Statement as the Record Date), the record date for the solicitation of proxies pursuant to this Proxy Statement, will be entitled to vote at the meeting or any adjournment thereof.  Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the stockholders at the meeting.  The holders of our Common Stock are not entitled to cumulative voting.

Holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business.  As of the Record Date, there were 24,604,892 shares of Common Stock outstanding, each entitled to one vote. The total number of votes entitled to be cast at the meeting is, therefore, 24,604,892.  Abstentions and so-called “broker non-votes” (instances in which brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

The favorable vote of a plurality of the votes cast by holders of shares of Common Stock, present in person or represented by proxy at the meeting, is necessary to elect the Class 1 directors of the Company.  Effective January 1, 2010, a broker is no longer permitted to vote on a stockholder’s behalf with respect to the election of directors unless the stockholder has provided specific voting instructions to the broker.  For your vote to be counted, you now will need to communicate your voting instructions to your broker, bank or other financial institution before the date of the meeting.  Withheld votes and broker non-votes will not be counted as votes cast with respect to, and therefore will have no effect on, the election of the Class 1 directors.

The favorable vote of holders of a majority of the shares of Common Stock, present in person or represented by proxy at the meeting, and entitled to vote is required for the approval of the Plan Amendment.  Abstentions and broker non-votes will have the same effect as a vote against the approval of the Plan Amendment.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors.  Our amended and restated certificate of incorporation classifies the Board of Directors into three classes, each having a staggered term expiring at successive annual meetings.  Four Class 1 directors are to be elected at the annual meeting to serve a three-year term expiring at the 2013 annual meeting of stockholders.  The term of our Class 2 directors shall expire at the 2011 annual meeting of stockholders and the term of our Class 3 directors shall expire at the 2012 annual meeting of stockholders.

The Board of Directors has nominated the persons named in the table below for election as Class 1 directors.  All such persons are presently directors of the Company, and each has consented to being named as a nominee for election as a Class 1 director and has agreed to serve if elected.  Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as Class 1 directors.  If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board of Directors to the extent that such substitute nominee exists.  However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

Also listed are the remaining five directors whom will continue to serve their respective terms.

In addition, pursuant to the Amended and Restated Voting Agreement (which we refer to in this Proxy Statement as the Voting Agreement) entered into by and among us, Rho Ventures VI, L.P. (which we refer to in this Proxy Statement as Rho), Quantum Industrial Partners LDC (which we refer to in this Proxy Statement as QIP), SFM Domestic Investments LLC (which we refer to in this Proxy Statement as SFM and, together with QIP, as the “Soros Parties”), Maverick Fund USA, Ltd. (which we refer to in this Proxy Statement as Maverick USA), Maverick Fund, L.D.C. (which we refer to in this Proxy Statement as Maverick Fund), and Maverick Fund II, Ltd. (which we refer to in this Proxy Statement as Maverick Fund II and, together with Maverick USA and Maverick Fund, as the “Maverick Parties”) and certain funds affiliated with Prentice Capital Management, L.P. (which we refer to in this Proxy Statement as Prentice), Rho has the right to nominate an additional director to the Board but has not yet done so.  If Rho nominates a second director to the Board pursuant to the Voting Agreement, such director will be appointed to serve as a Class 2 director of the Company.

NOMINEES FOR CLASS 1 DIRECTOR
Name of Director	Age	Director of the Company Since
Mario Ciampi	49	2008 to present
Michael Helfand	50	2009 to present
David Janke	36	2009 to present
Martin Miller	80	1991 to present

CONTINUING DIRECTORS
Name of Director	Age	Director of the Company Since
Habib Kairouz	43	2009 to present
Neal Moszkowski	44	1999 to present
Melissa Payner-Gregor	51	2003 to present
Anthony Plesner	51	2008 to present
David Wassong	39	2001 to present

Nominees for Class 1 Directors with term expiring at the 2013 annual meeting of stockholders

Mario Ciampi has served as a director of the Company since August 2008.  Mr. Ciampi is an employee of Prentice, a private investment advisor, and has been employed or engaged by Prentice since 2007.  Mr. Ciampi initially joined Prentice as a retail and consumer products consultant working on business improvements, management oversight, and due diligence for the firm’s special situation investments.  Prior to joining Prentice, he had a 10-year career with The Children’s Place organization; during that period, he held various positions: Vice President – Store Development, Sr. Vice President – Operations, and President of Disney Store – North America.  Previously, Mr. Ciampi was the Founder and Partner of DJM Asset Management, a consulting company focused on retail real estate repositioning, financial turn-arounds, and strategic growth initiatives.  Mr. Ciampi, who has been designated as a nominee to the Board by Prentice pursuant to the Voting Agreement, has a unique combination of both operational and investment experience in the retail industry that led the Nominating and Governance Committee to conclude that he should continue to serve as a director of the Company as of the date of this Proxy Statement.

Michael Helfand has served as a director of the Company since February 2009. Since 2007, Mr. Helfand has served as the Interim Chief Financial Officer of Rothschild North America, Inc., a global investment bank.  From 2006 to 2007, Mr. Helfand was the Executive Vice President of Finance at WRC Media, Inc., a publishing company.  From 2003 to 2008, Mr. Helfand was a consultant for Resources Connection, Inc., a project-based professional services firm.  Mr. Helfand’s many years of experience as a senior financial executive led the Nominating and Governance Committee to conclude that he should continue to serve as a director of the Company as of the date of this Proxy Statement.

David Janke has served as a director of the Company since August 2009.  Mr. Janke is a Managing Partner and Co-Founder of BlackSwan Partners, LP, an investment firm focused on private equity and real estate opportunities.  From 2003 to 2006, Mr. Janke was a Vice President at Starwood Capital Group, a global real estate private equity fund.  From 2000 to 2001, Mr. Janke was Director of Finance and Strategic Planning for Tyco International.  From 1998 to 2000, Mr. Janke was an investment professional at Soros Fund Management LLC (which we refer to in this Proxy Statement as Soros) focusing on private equity investments.  From 1996 to 1998, he was an investment banker with Alex, Brown & Sons in the Restructuring Group.  Mr. Janke holds a Masters in Business Administration from Harvard Business School and is a graduate of Middlebury College.  He is also a director of SonomaWest Holdings, Inc., a publicly-traded real estate management company and Ali Wing, Inc. d/b/a giggle.  Mr. Janke, who has been designated as a nominee to the Board by Maverick pursuant to the Voting Agreement, has extensive experience in both the capital markets and in strategic planning, which led the Nominating and Governance Committee to conclude that he should continue to serve as a director of the Company as of the date of this Proxy Statement.

Martin Miller has served as a director of the Company since July 1991. Since July 1999, Mr. Miller has served as the President of The Terbell Group, Inc., a consulting company. From October 1997 to April 2003, Mr. Miller was a partner in the Belvedere Fund, L.P., a fund of hedge funds.  Mr. Miller’s many years of experience in the apparel retailing business in general, and as a director of our Company in particular, led the Nominating and Governance Committee to conclude that he should continue to serve as a director of the Company as of the date of this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE FOUR CLASS 1 DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS.

Continuing Class 2 Directors with term expiring at the 2011 annual meeting of stockholders

Neal Moszkowski has served as a director of the Company since August 1999. Since April 2005, Mr. Moszkowski has served as co-Chief Executive Officer of TowerBrook Capital Partners L.P. (which we refer to in this Proxy Statement as TowerBrook), a private equity investment company.  Prior to the formation of TowerBrook, Mr. Moszkowski was Co-Head of Soros Private Equity, the private equity investment business of Soros, where he served since August 1998.  From August 1993 to August 1998, Mr. Moszkowski worked for Goldman, Sachs & Co., where he served as a Vice President and Executive Director in the Principal Investment Area. Mr. Moszkowski currently serves as a director of WellCare Health Plans, Inc., Integra Life Sciences Holdings Corporation.  Mr. Moszkowski has been designated as a nominee to the Board by Soros pursuant to the Voting Agreement.  His many years of experience as a private equity investor, as well as his long term involvement with our Company, led the Nominating and Governance Committee to conclude that he should continue to serve as a director of the Company as of the date of this Proxy Statement.

Melissa Payner-Gregor was appointed as the Company’s President in September 2003 and became Chief Executive Officer in August 2004. From December 2000 to March 2003, Ms. Payner served as CEO and President of Spiegel Catalog.  She was also a

board member of The Spiegel Group, Inc. (which we refer to in this Proxy Statement as Spiegel) from December 2000 to March 2003.   From 1997 to 2000, Ms. Payner was the Senior Vice President of Merchandising and Advertising of Spiegel. From 1995 to 1997, Ms. Payner was President and a board member of Chico FAS, Inc. Ms. Payner has also held senior executive positions with Guess?, Inc., Pastille (a Division of Neiman Marcus) and Henri Bendel.    Ms. Payner-Gregor’s key role in leading our company and developing its strategy, and her extensive experience as both a retail executive and a merchant, led the Nominating and Governance Committee to conclude that she should continue to serve as a director of the Company as of the date of this Proxy Statement.

Continuing Class 3 Directors with term expiring at the 2012 annual meeting of stockholders

Habib Kairouz has served as a director of the Company since December 2009.  Mr. Kairouz is a Managing Partner of Rho Capital Partners, Inc., an investment and venture capital management company, which he joined in 1993.  Prior to joining Rho Capital Partners, Inc., Mr. Kairouz worked for five years in investment banking and leverage buyouts with Reich & Co. and Jesup & Lamont.  Mr. Kairouz holds a Bachelor of Science degree in engineering from Cornell University and a Master of Business Administration in Finance from Columbia University.  Mr. Kairouz also serves on the board of directors of a number of private companies.  Mr. Kairouz has been designated as a nominee to the Board by Rho pursuant to the Voting Agreement.  His extensive experience as a venture capital investor and his involvement with many successful internet and technology companies led the Nominating and Governance Committee to conclude that he should continue to serve as a director of the Company as of the date of this Proxy Statement.

Anthony Plesner has served as a director of the Company since February 2008.  Mr. Plesner has served as Chief Financial Officer and Chief Administrative Officer of Intralinks, Inc., a provider of online workspaces for secure document exchange, since April 2005.  From August 2004 to March 2005 he worked as an independent consultant through Snap Solutions.  From January 2003 to July 2004 he served as Chief Financial Officer and Chief Operating Officer of The NewsMarket, an online video archive and delivery platform.  From January 2000 to December 2002 he served as President and Chief Operating Officer of 24/7 Real Media, Inc., a NASDAQ-listed provider of interactive marketing and technology services.  Prior to that, he served as Senior Vice President of Finance and Business Development at Medscape, Inc.  Mr. Plesner holds a Bachelor of Arts in Economics from the University of Manchester in England, and a Master of Business Administration from the University of Pittsburgh.  Mr. Plesner’s experience as senior financial officer at several successful internet and technology companies led the Nominating and Governance Committee to conclude that he should continue to serve as a director of the Company and as Chairman of the Audit Committee as of the date of this Proxy Statement.

David Wassong has served as a director since February 2001 and became Interim Chairman of the Board of Directors in February 2007. Mr. Wassong is currently a Managing Director at Soros and previously was a partner of Soros Private Equity which he joined in June 1998. Prior to joining Soros Private Equity, from July 1997 to June 1998, Mr. Wassong was Vice President, and previously Associate, at Lauder Gaspar Ventures, LLC, a media, entertainment and telecommunications-focused venture capital fund.  Mr. Wassong has been designated as a nominee to the Board by Soros pursuant to the Voting Agreement.  His many years of experience as a private equity investor, as well as his long term involvement with our Company, led the Nominating and Governance Committee to conclude that he should continue to serve as a director of the Company as of the date of this Proxy Statement.

CORPORATE GOVERNANCE

The Board reviewed the independence of each of our directors on the basis of the standards adopted by NASDAQ.  During this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand.  The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under applicable NASDAQ rules.  As a result of this review, the Board affirmatively determined that each of our directors other than Ms. Payner is an “independent director” within the meaning of applicable NASDAQ rules.

During the fiscal year ended December 31, 2009, the Board met nine times and acted by unanimous written consent one time.  Each of the directors participated in 75% or more of the aggregate number of meetings and/or written consents of the Board and committee(s) on which he or she served during the 2009 fiscal year, except for Mr. Moszkowski, who participated in approximately 71% of the total meetings and actions by written consent.  The Company does not have a policy with regard to the attendance by directors at our annual meeting of stockholders.  Ms. Payner and Mr. Wassong attended last year’s annual meeting of stockholders.

The Board has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee is comprised of Anthony Plesner, Michael Helfand and Martin Miller.  Mr. Plesner acts as Chairman of the Audit Committee.  The Audit Committee is responsible for the appointment of the Company’s independent registered public accountants, examining the results of audits, reviewing internal accounting controls and reviewing related party transactions.  The duties of the Audit Committee are fully set forth in the charter adopted by that committee, a copy of which is available on our website at www.bluefly.com.  The Board has determined that Mr. Plesner is an “audit committee financial expert,” as defined by Item 407(d) of Regulation S-K of the Exchange Act, and that each member of the Audit Committee is “independent,” as required by the Exchange Act and applicable NASDAQ rules.  During the fiscal year ended December 31, 2009, the Audit Committee met five times and acted by unanimous written consent one time.

The Board has established a Compensation Committee.  The Compensation Committee has three members, consisting of Neal Moszkowski, David Janke and Mario Ciampi, and met five times and acted by unanimous written consent four times in fiscal 2009.  The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are “independent” in accordance with applicable NASDAQ rules.  The Compensation Committee does not have a written charter.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•	establish the base salary, incentive compensation and any other compensation for the officers of the Company;

•	monitor the Company’s management incentive and stock based compensation, retirement and welfare plans and discharge the duties imposed on the Compensation Committee by the terms of those plans; and

•	perform other functions or duties deemed appropriate by the Board.

The agenda for meetings of the Compensation Committee is determined by its Chairman.  The Compensation Committee reports directly to the Board.  The Compensation Committee has the authority to engage and from time to time has engaged independent consultants to advise on particular aspects of compensation.  The Compensation Committee has authority to retain, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.  The Compensation Committee reviews the total fees paid to outside consultants by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee.  In determining the compensation levels of the Company’s executive officers, the Compensation Committee considers proposals from the Company’s Chief Executive Officer with respect to the appropriate levels of bonus and equity compensation for the Company’s executive officers (other than the Chief Executive Officer).

The Board also established a Nominating and Governance Committee, consisting of David Wassong and Anthony Plesner.  The purposes of the Nominating Committee are to assist the Board by identifying individuals qualified to become directors, and setting criteria for, and evaluating, candidates for director nominees, and recommend to the Board the director nominees for election at the annual meetings of stockholders or for appointments to fill vacancies; recommend to the Board nominees for each committee of the Board; advise the Board about appropriate composition of the Board and its committees; advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; lead the Board in its annual review of the performance of the Board and its committees; and perform such other functions as the Board may assign to it from time to time.  The duties of the Nominating Committee are fully set forth in the charter adopted by that committee, a copy of which is available on our website at www.bluefly.com.  The Nominating Committee met three times during 2009 and did not act by unanimous written consent during fiscal 2009.

The Nominating Committee will consider many factors when evaluating candidates for the nomination to the Board, with the goal of fostering a Board comprised of directors with a variety of experience and backgrounds.  While the Nominating Committee does not have a formal policy with respect to diversity, the Board and the Nominating Committee believe that it is essential that Board members represent diverse backgrounds and experience.  Important factors that will be considered as part of the Nominating Committee’s evaluation include (without limitation) skill, specialized expertise, experience, business acumen and an understanding of strategy and policy-setting.  Depending upon the Company’s then-current needs, certain factors may be weighed more or less heavily.  In considering candidates for the Board, the Nominating Committee will consider the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met.  However, the Nominating Committee does believe that all members of the Board should have the highest character and integrity and sufficient time to devote to Company matters.

The Nominating Committee will consider persons recommended by stockholders as candidates for nomination as a director.  In evaluating such nominations, the Nominating Committee will use the same selection criteria the Nominating Committee uses to evaluate other potential nominees.  Recommendations should be submitted to the Secretary of the Company.  Each recommendation should include a personal biography of the suggested candidate, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected.  Stockholders who wish to nominate a person for election to the Board themselves, rather than recommending a candidate to the Nominating Committee for potential nomination by the Board, must comply with applicable law.

Communication by stockholders may be made to any or all of the members of the Board by writing directly to them c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.  All such communications will be relayed to the appropriate members of the Board.

We have adopted a Code of Ethics applicable to all directors, officers and employees which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K, and we maintain procedures for the confidential, anonymous submission by employees of complaints regarding our accounting, internal accounting controls, auditing matters and other issues.  A copy of our code of ethics is available on our website at www.bluefly.com.  Any amendment to or waiver of a provision of the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and relates to elements of the code specified in the rules of the SEC will be posted on our website.

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior officers attend meetings of the Board of Directors, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by the Board of Directors. Additionally, our three Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. When any of the Compensation Committees receives a report related to material risk oversight, the Chairman of the relevant committee reports on the discussion to the full Board of Directors.

As noted above, our Board is currently comprised of eight independent non-employee directors and one employee director who is the Company’s Chief Executive Officer.  The Company divides the leadership role between an independent Chairman of the Board and the Chief Executive Officer.  Mr. Wassong has served as interim Chairman of the Board since February 2007.  We believe that the number of independent, experienced directors that make up our Board, along with the oversight of our Chairman, benefits the Company and its stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies.  We believe our current Board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers and other stakeholders that the Company is under strong leadership, with the Chairman maintaining an effective working relationship with management and other Board members and the Chief Executive Officer.  We believe that the Company, like many U.S. companies, has been well-served by this leadership structure.

The Chairman has the responsibility to: (1) coordinate with the Chief Executive Officer in establishing the agenda for the annual meeting of stockholders as well as the agenda for Board meetings; (2) provide management with direction and input regarding Board priorities, mandates and suggestions; and (3) perform such other functions as the directors may designate from time to time.

Our Chief Executive Officer has authority regarding day to day operations of the Company, oversight over all other officers of the Company and responsibility for executing strategies approved by the Board.  The Chief Executive Officer reports to the Chairman and to the Board.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively.  As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee met and held discussions with management and Weiser LLP.  The Audit Committee reviewed and discussed the audited financial statements for fiscal 2009 with management and has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance.”

The Company’s independent registered public accounting firm also provided to the Audit Committee certain written communications and the letter required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.”  The Audit Committee also discussed with the independent registered public accounting firm their independence from the Company.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for fiscal 2009 be included in the Company’s Annual Report on Form 10-K for fiscal 2009 filed with the SEC.

AUDIT COMMITTEE

ANTHONY PLESNER
MICHAEL HELFAND
MARTIN MILLER

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of the Record Date for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the Named Executive Officers, (as defined under the caption “Executive Compensation” below) and (iv) all directors and Named Executive Officers as a group.

Name(1)	Number of Shares Beneficially Owned		Percentage(2)
Mario Ciampi	2,625	(4)	*
Michael Helfand	2,625	(5)	*
David Janke	3,875	(3)	*
Kara B. Jenny	66,043	(11)	*
Habib Kairouz(30)	1,875	(29)	*
Bradford Matson	39,382	(6)	*
Martin Miller	7,067	(7)(8)	*
Neal Moszkowski(9)	6,625	(10)	*
Melissa Payner-Gregor	361,203	(12)	1.5%
Anthony Plesner	3,374	(13)	*
David Wassong(14)	9,500	(15)	*
SFM Domestic Investments LLC	195,341	(16)	*
Quantum Industrial Partners LDC	5,968,283	(17)(18)	24.2%
George Soros	6,163,624	(19)	25.0%
Prentice Consumer Partners, LP(20)	1,894,764	(21)	7.7%
S.A.C. Capital Associates, LLC(20)	1,143,862	(22)	4.6%
Prentice Capital Management, LP(20)	3,038,626	(23)	12.3%
Michael Zimmerman(20)	3,038,626	(23)	12.3%
Maverick Fund, L.D.C.(24)	1,609,670	(26)	6.5%
Maverick Fund II, Ltd.(24)	1,404,638	(27)	5.7%
Maverick Fund USA, Ltd.(24)	709,589	(28)	2.9%
Funds Affiliated with Rho Ventures(30)	8,823,529	(30)	35.9%
All directors and Named Executive Officers as a group (11 persons)	504,194	(25)	2.0%
______________

*         Less than 1%.

(1)	Except as otherwise indicated, the address of each of the individuals listed is c/o Bluefly, Inc., 42 West 39th Street, New York, New York 10018.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of Common Stock issuable upon the exercise of options or warrants currently exercisable or exercisable within 60 days of April 28, 2010 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	Includes 1,875 shares of Restricted Stock granted under our 1997 Stock Plan, 2000 Stock Plan and 2005 Stock Incentive Plan (which we refer to in this Proxy Statement as the Plans).

(4)	Includes 750 shares of Restricted Stock granted under the Plans.

(5)	Includes 750 shares of Restricted Stock granted under the Plans.

(6)	Includes 2,500 shares of Common Stock issuable upon exercise of options granted under the Plans.

(7)	Includes 300 shares of Common Stock held by Madge Miller, the wife of Martin Miller, as to which Mr. Miller disclaims beneficial ownership.

(8)	Includes 3,125 shares of Common Stock issuable upon exercise of options and 750 shares of Restricted Stock granted under the Plans.

(9)	Mr. Moszkowski’s address is c/o TowerBrook Capital Partners, L.P., 430 Park Avenue New York, New York, 10022.

(10)	Includes 3,125 shares of Common Stock issuable upon exercise of options and 750 shares of Restricted Stock granted under the Plans. Certain of the options are held for the benefit of QIP.

(11)	Includes 40,944 shares of Common Stock issuable upon exercise of options granted under the Plans.

(12)	Includes 45,000 shares of Common Stock issuable upon exercise of options granted under the Plans.

(13)	Includes 937 shares of Restricted Stock granted under the Plans.

(14)
Mr. Wassong’s address is c/o Soros Fund Management LLC, 888 Seventh Avenue, 33rd floor, New York, New York 10106.  Mr. Wassong disclaims beneficial ownership of the shares of Common Stock beneficially owned by George Soros, SFM and QIP and none of such shares are included in the table above as being beneficially owned by him.

(15)	Includes 3,500 shares of Common Stock issuable upon exercise of options and 1,500 shares of Restricted Stock granted under the Plans. Certain of the options are held for the benefit of QIP.

(16)
Represents 193,909 shares of Common Stock and 1,432 shares of Common Stock issuable upon the exercise of warrants (which we refer to in this Proxy Statement as the SFM Shares) held in the name of SFM.  SFM is a Delaware limited liability company.  George Soros may also be deemed the beneficial owner of the SFM Shares.  The principal address of SFM is at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.  The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the SEC.

(17)
Represents 5,924,515 shares of Common Stock and 43,768 shares of Common Stock issuable upon the exercise of warrants (which we refer to in this Proxy Statement as the QIP Shares) held in the name of QIP.  The number of shares beneficially owned by QIP does not include the options held by Messrs. Moszkowski and Wassong held for the benefit of QIP.  See notes (10) and (15).

(18)
QIP is an exempted limited duration company formed under the laws of the Cayman Islands with its principal address at Kaya Flamboyan 9, Willemstad, Curacao, Netherlands Antilles.  QIH Management Investor, L.P. (which we refer to in this Proxy Statement as QIHMI), an investment advisory firm organized as a Delaware limited partnership, is a minority stockholder of, and is vested with investment discretion with respect to portfolio assets held for the account of QIP.  The sole general partner of QIHMI is QIH Management LLC, a Delaware limited liability company (which we refer to in this Proxy Statement as QIH Management).  Soros Fund Management LLC, a Delaware limited liability company, is the sole managing member of QIH Management.  Mr. Soros may be deemed to have shared voting power and sole investment power with respect to the QIP Shares.  Accordingly, each of QIP, QIHMI, QIH Management, Soros Fund Management LLC and Mr. Soros may be deemed to be the beneficial owners of the QIP Shares.  Each has their principal office at 888 Seventh Avenue, 33rd Floor, New York, New York 10106.  The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the SEC.

(19)
See notes (16), (17) and (18) above.  The number of shares beneficially owned by Mr. Soros does not include the options held by Messrs. Moszkowski and Wassong held for the benefit of QIP.  See notes (10) and (15).

(20)
The address of S.A.C. Capital Associates, LLC, is 72 Cummings Point Road, Stamford, CT 06902.  The address of each of Prentice Consumer Partners, LP, Prentice Capital Management, LP and Michael Zimmerman is 623 Fifth Avenue,  32nd Floor, New York, New York 10022.

(21)
Prentice Capital Management, LP has investment and voting power with respect to the securities held by Prentice Consumer Partners, LP.  Mr. Michael Zimmerman is the managing member of the general partner of Prentice Capital Management, LP.  Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any of these securities, except to the extent of their pecuniary interest therein.

(22)
Pursuant to an investment management agreement among S.A.C. Capital Advisors, LLC, Prentice Capital Management, LP and Mr. Zimmerman, Prentice Capital Management, LP manages an investment account that contains certain securities, including those referenced herein, held by S.A.C. Capital Associates, LLC (which we refer to in this Proxy

Statement as the Managed Account).  The securities in the Managed Account are held in the name of S.A.C. Capital Associates, LLC.  Prentice Capital Management, LP has, except in limited circumstances, the power to vote or to direct the vote and to dispose or to direct the disposition of the securities in the Managed Account, including the securities referenced herein.  Each of S.A.C. Capital Advisors, LLC, S.A.C. Capital Management, LLC (investment managers to S.A.C. Capital Associates, LLC), SAC and Mr. Steven A. Cohen, who controls each of S.A.C. Capital Advisors, LLC and S.A.C. Capital Management, LLC, disclaim beneficial ownership of any of the securities held in the Managed Account, and each disclaims group ownership with Prentice Capital Management, LP as to the securities held in the Managed Account and as to any other securities that are beneficially owned by Prentice Capital Management, LP or its affiliates.  Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any securities held in the Managed Account except to the extent of their pecuniary interest.

(23)
Consists of:  (a) 1,894,764 shares held by Prentice Consumer Partners, LP (see note (21) above); (b) 1,143,862 shares held by SAC (see note (22) above).  Prentice Capital Management, LP and Mr. Zimmerman control the investing and trading in securities held by each of these entities.  Each of Prentice Capital Management, LP and Mr. Zimmerman disclaim beneficial ownership of any of these securities, except to the extent of their pecuniary interest therein.

(24)
Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of the shares held by Maverick USA, Maverick Fund and Maverick Fund II through the investment discretion it exercises over these accounts.  Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd.  Lee S. Ainslie III is the manager of Maverick Capital Management, LLC who possesses sole investment discretion pursuant to Maverick Capital Management, LLC’s regulations.  The address of Maverick Capital, Ltd. and Maverick Capital Management, LLC is 300 Crescent Court, 18th Floor, Dallas, TX 75201; and the address of each of Lee S. Ainslie III, Maverick Fund, Maverick Fund II and Maverick USA is c/o Maverick Capital, Ltd., 300 Crescent Court, 18th Floor, Dallas, TX 75201.

(25)	Includes 98,194 shares of Common Stock issuable upon exercise of options and 9,187 shares of Restricted Stock granted under the Plans.

(26)	Represents 1,601,113 shares of Common Stock, 8,557 shares of Common Stock issuable upon the exercise of warrants held by Maverick Fund.

(27)	Represents 1,397,171 shares of Common Stock, 7,467 shares of Common Stock issuable upon the exercise of warrants held by Maverick Fund II.

(28)	Represents 705,817 shares of Common Stock and 3,772 shares of Common Stock issuable upon the exercise of warrants held by Maverick USA.

(29)	Includes 1,875 shares of Restricted Stock granted under the Plans.

(30)
Rho Capital Partners, LLC and RMV VI, LLC (which we refer to in this Proxy Statement as RMV) are Delaware limited liability companies.  Rho is a Delaware limited partnership.  Rho is a private investment fund engaged in the business of acquiring, holding and disposing of investments in various companies.  RMV is the general partner of Rho.  Rho Capital Partners, LLC is the managing member of RMV.  Messrs. Habib Kairouz, Joshua Ruch and Mark Leschly are the managing members of Rho Capital Partners, LLC.  Each of Messrs. Kairouz, Ruch and Leschly disclaims beneficial ownership of any of these securities held by Rho Capital Partners, LLC, RMV and Rho.  The address of Rho Capital Partners, LLC, RMV and Rho is 152 West 57th Street, 23rd Floor, New York, NY 10019.  The foregoing information was derived, in part, from certain publicly available reports, statements and schedules filed with the SEC.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the names, ages and all positions and offices with the Company held by the Company’s present executive officers.

Name	Age	Positions and Offices Presently Held
Melissa Payner-Gregor	51	Chief Executive Officer
Kara B. Jenny	41	Chief Financial Officer
Bradford Matson	52	Chief Marketing Officer
Martin Keane	45	Sr. VP of eCommerce
________________

Following is information with respect to the Company’s executive officers who are not also directors of the Company:

Kara B. Jenny has served as our Chief Financial Officer since March 2008.  Ms. Jenny was Vice President of Finance from May 1999 to March 2008.  Prior to that, she was an Audit Manager at Andersen LLP.  She is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Bradford Matson rejoined the Company as Chief Marketing Officer in August 2009.  Mr. Matson previously served as a consultant to the Company from December 2008 to August 2009.  Prior to that, Mr. Matson served as our Chief Marketing Officer from September 2005 to December 2008.  Mr. Matson was a marketing executive at Spiegel Catalog from 1981 to 2003, where he held various senior level positions, including Senior Vice President of Advertising and Brand Communications from 2001 to 2003, Vice President of Advertising from 2000 to 2001 and Vice President of Advertising and Marketing for Portfolio SBUs from 1997 to 1999.  From 2004 to 2005, Mr. Matson served as Director of Marketing and Communications for the Steppenwolf Theatre Co.

Martin Keane served as our Vice President of Product Development and E-Commerce from January 1999 through September 2004, when he assumed the role of Senior Vice President of eCommerce.  From 1997 to 1999, Mr. Keane was the Design Director for Music Boulevard, an eCommerce site owned by N2K, Inc.  From 1990 to 1997, Mr. Keane served as Regional Manager for APCO Graphics, an architectural graphics company.

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth information for the fiscal years ended December 31, 2009 and 2008 concerning compensation of (1) all individuals serving as our principal executive officer during the fiscal year ended December 31, 2009 and (2) the two other most highly compensated executive officers of the Company who were serving as executive officers as of December 31, 2009.

					Stock		Non – Equity Incentive Plan		All Other Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options ($)		Compensation ($)		($)		Total ($)
					(1)
Melissa Payner – Gregor Chief Executive Officer	2009	$500,000	$352,224	(2)	$--		$400,000	(12)	$67,625	(4)	$1,319,849
	2008	$500,000	$223,421	(3)	$--		$--		$67,625	(4)	$791,046

Kara B. Jenny Chief Financial Officer	2009	$250,000	$33,000	(5)	$--		$207,000	(13)	$9,309	(6)	$499,309
	2008	$239,000	$--		$59,900	(7)	$--		$7,236	(6)	$306,136

Bradford Matson(8) Chief Marketing Officer	2009	$126,538	$125,000	(10)	$11,400	(9)	$--		$4,522	(6)	$267,460
	2008	$350,000	$227,038	(11)	$--		$--		$8,231	(6)	$585,269
______________

(1)
The amounts in this column represent the grant date fair values of the option awards granted to the executive during the fiscal year in accordance with stock compensation accounting.  The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise.  For a discussion of the assumptions made in the valuation of the stock options, see the Notes to Financial Statements, included in our annual report on Form 10-K for the fiscal year ended December 31, 2009.

(2)
Represents (a) guaranteed cash bonuses in an aggregate amount of $200,000 pursuant to the cash bonus plan approved by the Compensation Committee of the Board for the fiscal year ended December 31, 2009, (b) a one time discretionary cash bonus of $150,000 for 2009 performance and (c) a bonus of $2,224 in order to cover taxes incurred in connection with the vesting of deferred stock units.

(3)	Represents (a) a bonus of $200,000 for the fiscal year ended December 31, 2008 and (b) a bonus of $23,421 in order to cover taxes incurred in connection with the vesting of deferred stock units.

(4)	Includes $48,000 paid in 2009 and 2008 in connection with a housing allowance and $19,625 paid in 2009 and 2008, respectively, in connection with life insurance premiums.

(5)	Represents a guaranteed cash bonus of $33,000 pursuant to the cash bonus plan approved by the Compensation Committee of the Board for the fiscal year ended December 31, 2009.

(6)	Represents amounts paid in connection with life insurance premiums.

(7)	Represents the value of stock option awards granted to Ms. Jenny in March 2008.

(8)	Mr. Matson resigned as Chief Marketing Officer in January 2009 and rejoined the Company as Chief Marketing Officer in August 2009.

(9)	Represents the value of stock option awards granted to Mr. Matson in August 2009.

(10)	Represents a cash bonus of $125,000 for the fiscal year ended December 31, 2009.

(11)
Represents (a) a bonus of $115,000 paid in March 2009 for the fiscal year ended December 31, 2008 in connection with Mr. Matson’s termination agreement and (b) $112,038 in connection with a housing allowance.

(12)
Represents a contingent cash bonus of $400,000 pursuant to the cash bonus plan approved by the Compensation Committee of the Board for the fiscal year ended December 31, 2009, contingent upon the achievement of performance in excess of specified EBITDA targets during that fiscal year.

(13)
Represents a contingent cash bonus of $207,000 pursuant to the cash bonus plan approved by the Compensation Committee of the Board for the fiscal year ended December 31, 2009, contingent upon the achievement of performance in excess of specified EBITDA targets during that fiscal year.

Based on the fair value of equity awards granted to named executive officers in 2009 and 2008, and the base salary of the named executive officers: (a) “Salary” accounted for approximately 42% and 60% of the total compensation of the named executive officers in 2009 and 2008, respectively; (b) incentive compensation accounted for approximately 54% and 36% of the total compensation of the named executive officers in 2009 and 2008, respectively; and (c) other benefits accounted for approximately 4% of the total compensation of named executive officers in 2009 and 2008.

Bonus Plan

On October 5, 2009, the Compensation Committee approved the adoption of a cash bonus plan for fiscal year 2009 (which we refer to in this Proxy Statement as the Bonus Plan) for Ms. Melissa Payner-Gregor, the Company’s Chief Executive Officer, and Ms. Kara Jenny, the Company’s Chief Financial Officer.  The Bonus Plan provided for the payment of a cash bonus to Ms. Payner-Gregor in the amount of $125,000, which amount was paid to Ms. Payner-Gregor in October 2009, and cash bonuses of $75,000 to Ms. Payner-Gregor and $33,000 to Ms. Jenny, which amounts were paid to Ms. Payner-Gregor and Ms. Jenny, respectively, in January 2010.  The Bonus Plan also provided for contingent bonus payments to Ms. Payner-Gregor and Ms. Jenny if we achieved specified adjusted EBITDA target levels for fiscal year 2009.  The range of the contingent bonuses payable under the Bonus Plan was originally between zero and $180,000 for Ms. Payner-Gregor and between zero and $60,000 for Ms. Jenny.  The Bonus Plan was not in limitation of additional discretionary bonuses for performance above the specified target levels.  In January 2010, the Compensation Committee modified the plan regarding the contingent bonuses to increase the bonus levels which could be earned by Ms. Payner-Gregor and Ms. Jenny if we exceeded the previously established adjusted EBITDA target levels for fiscal year 2009 by specified amounts.  As amended, the range of contingent bonuses which could have become payable to Ms. Payner-Gregor under the Bonus Plan was between zero and $600,000 (inclusive of the $125,000 and $75,000 cash bonuses paid to Ms. Payner–Gregor in October 2009 and January 2010 respectively).  The amount of the contingent bonus payable to Ms. Jenny, based upon the same formula, was generally between 27% and 30% of the amount payable to Ms. Payner, but was not subject to a cap.

On February 17, 2010, the Compensation Committee approved a discretionary cash bonus of $150,000 for Ms. Payner-Gregor, for 2009 performance.  This bonus was awarded in recognition of the Company’s 2009 performance, which significantly exceeded the expectations of the Compensation Committee.  This bonus was awarded as a supplement to the formulaic bonus previously approved by the Compensation Committee, based upon adjusted EBITDA target levels, which resulted in total cash bonus payments to Ms. Payner-Gregor under the Bonus Plan of $600,000 (inclusive of the $125,000 and $75,000 cash bonuses paid to Ms. Payner–Gregor in October 2009 and January 2010 respectively) and total cash bonus payments to Ms. Jenny under the Bonus Plan of $240,000 (inclusive of the $33,000 cash bonus paid to Ms. Jenny in October 2009).

Employment Agreements

Melissa Payner-Gregor

On November 14, 2006, we entered into a 36 month employment agreement (which we refer to in this Proxy Statement as the Payner Agreement) with Melissa Payner-Gregor providing for her continued service as our Chief Executive Officer and a member of our Board.  The Payner Agreement was effective as of July 1, 2006 and replaced Ms. Payner’s prior employment agreement, which would have expired on March 1, 2007.  If we do not provide Ms. Payner with written notice of our desire to renew the Payner Agreement at least 90 days prior to the end of the then-current term (including any one year renewal term), the Payner Agreement shall automatically extend for one year from the end of the then-current term (which we refer to in this Proxy Statement as an Evergreen Extension).  We did not provide such notice to Ms. Payner at least 90 days prior to July 1, 2009 and, therefore, the Payner Agreement automatically extended for a one year period following July 1, 2009.  Under the Payner Agreement, Ms. Payner is entitled to an annual base salary of $500,000, subject to increases in the sole discretion of the Compensation Committee.  She is also eligible to receive an annual performance bonus based upon the achievement of certain targets to be set for each fiscal year by the Compensation Committee in its sole discretion.  The terms applicable to Ms. Payner’s annual performance bonus for fiscal 2009 are described above under the caption “Bonus Plan.”

If Ms. Payner’s employment is terminated without cause (as defined in the Payner Agreement) or as a result of a constructive termination (as defined in the Payner Agreement), all equity benefits previously granted, including stock options, restricted stock awards and deferred stock unit awards shall be deemed fully vested as of the date of termination, and she would be entitled to receive her base salary through the date of termination, plus unreimbursed business expenses and bonuses that have been earned and awarded but not yet paid, as well as her then-current base salary for a period of 12 months from the date of termination and the reimbursement of the cost of maintaining (or the Company shall maintain) in effect the medical and dental insurance, disability and hospitalization plans, and life insurance policies in which Ms. Payner participates for a period of one-year from the date of termination.

In the event of a change of control (as defined in the Payner Agreement) any unvested stock options, restricted stock awards and one-half of any deferred stock unit awards granted to Ms. Payner which are outstanding as of the date of the change of control and have not yet vested (the “Payner COC Unvested DSUs”) shall be deemed fully vested as of the date of the change of control.  The remaining one-half of the Payner COC Unvested DSUs shall vest on the earliest to occur of: (a) the scheduled vesting date and (b) 12 months from the date of the change of control.  In the event that Ms. Payner would be subject to tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the payments to her under the Payner Agreement will be reduced to the maximum amount that she could receive without being subject to such tax.

The Payner Agreement provides Ms. Payner with a monthly housing allowance of $4,000 and an annual allowance of approximately $27,500 for life insurance and supplemental disability insurance.  Ms. Payner is subject to certain covenants under the Payner Agreement, including a non-competition covenant covering the term of her employment and an additional period of 18 months thereafter.

On April 27, 2010, we amended the Payner Agreement to provide for:

•	a term of 36 months beginning on January 1, 2010 and subject to an Evergreen Extension;

•	annual cost of living adjustments to Ms. Payner’s annual base salary thereunder, based on adjustments to the United States Consumer Price Index, beginning on January 1, 2011;

•
payment of an annual performance bonus based upon the achievement of one or more targets to be set for each fiscal year by the Compensation Committee in its sole discretion, and subject to a pro rata adjustment for underachievement or overachievement of the targets within limits determined by the Compensation Committee in its sole discretion, provided that such bonus shall not be in limitation of additional discretionary bonuses; and

•
the immediate vesting of one-half of any unvested stock options granted to Ms. Payner which are outstanding as of the date of a change of control (as defined in the Payner Agreement) and have not yet vested, with the remaining one-half of such unvested stock options vesting on the earliest to occur of: (a) the scheduled vesting date and (b) 12 months from the date of the change of control.

Kara B. Jenny

On March 19, 2008, we entered into an amended and restated employment agreement (which we refer to in this Proxy Statement as the Jenny Agreement) with Kara Jenny providing for her service as our Chief Financial Officer.  The Jenny Agreement amends and restates the earlier employment agreement between us and Ms. Jenny, which covered her service as our Vice President of Finance and was set to expire in June 2008.

Pursuant to the Jenny Agreement, Ms. Jenny is entitled to an annual base salary of $250,000, subject to increases in the sole discretion of the Compensation Committee.  Ms. Jenny is eligible to receive an annual performance bonus in an amount determined by the Compensation Committee in its sole discretion.  The terms applicable to Ms. Jenny’s annual performance bonus for fiscal 2009 are described above under the caption “Bonus Plan.”  During the term of the Jenny Agreement, Ms. Jenny shall be eligible to participate in all of our medical and other employee benefit plans on the same terms and conditions as those offered to our other senior executive officers; additionally, we shall provide Ms. Jenny with an annual allowance of $10,000 for the purchase of life insurance and disability insurance.  The Jenny Agreement provided for a one-time grant to Ms. Jenny of incentive stock options under our 2005 Stock Incentive Plan to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.  Such options vest in 36 equal monthly installments, subject to accelerated vesting in the event that her employment is terminated following a Change of Control (as defined in the Jenny Agreement).

Pursuant to the Jenny Agreement, if Ms. Jenny’s employment is terminated without cause (as defined in the Jenny Agreement) or as a result of a constructive termination (as defined in the Jenny Agreement), she would be entitled to receive her base salary through the date of termination, plus unreimbursed business expenses and bonuses that have been earned and awarded but not yet paid, as well as her then-current base salary for 180 days from the date of termination.  In addition, if Ms. Jenny’s employment is terminated without cause or as a result of a constructive termination, we shall maintain in effect any of our medical and dental insurance and hospitalization plans as well as any Company sponsored life insurance policy in which Ms. Jenny participates as of the date of such termination for one year from the date of termination.

In the event that Ms. Jenny would be subject to tax under Section 4999 of the Code, the payments to her under the Jenny Agreement will be reduced to the maximum amount that she could receive without being subject to such tax.  Ms. Jenny is subject to certain covenants under the Jenny Agreement, including a non-competition and non-solicitation covenant covering the term of her employment and an additional period of two years thereafter.

On April 27, 2010, we amended the Jenny Agreement to provide for:

•	a term of 36 months beginning on January 1, 2010 and subject to an Evergreen Extension;

•	an increase to Ms. Jenny’s annual base salary from $250,000 to $300,000;

•
the immediate vesting of one-half of any unvested stock options granted to Ms. Jenny which are outstanding as of the date of a change of control (as defined in the Jenny Agreement) and have not yet vested, with the remaining one-half of such unvested stock options vesting on the earliest to occur of: (a) the scheduled vesting date and (b) 12 months from the date of the change of control.

Bradford Matson

On August 31, 2009, we entered into an employment agreement (which we refer to in this Proxy Statement as the Matson Agreement) with Bradford Matson providing for his service as our Chief Marketing Officer.  The Matson Agreement has a term ending on September 30, 2012.

Pursuant to the Matson Agreement, Mr. Matson is entitled to an annual base salary of $350,000, subject to increases in the sole discretion of the Compensation Committee.  Mr. Matson is eligible to receive an annual performance bonus in an amount determined by the Compensation Committee in its sole discretion.  During the term of the Matson Agreement, Mr. Matson shall be eligible to participate in all of our medical and other employee benefit plans on the same terms and conditions as those offered to other senior executive officers of the Company.  The Matson Agreement provided for a one-time grant to Mr. Matson of incentive stock options under the Company’s 2005 Stock Incentive Plan to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.  Such options vest in 36 equal monthly installments, subject to accelerated vesting in the event that his employment is terminated without cause or as a result of a constructive termination (as each such term is defined in the Matson Agreement).

Pursuant to the Matson Agreement, if Mr. Matson’s employment is terminated without cause (as defined in the Matson Agreement) or as a result of a constructive termination (as defined in the Matson Agreement), he would be entitled to receive his base salary through the date of termination, plus unreimbursed business expenses and bonuses that have been earned and awarded but not yet paid, as well as his then-current base salary for 180 days from the date of termination.  In addition, if Mr. Matson’s employment is terminated without cause or as a result of a constructive termination, we shall maintain in effect our medical and dental insurance and hospitalization plans as well as any Company sponsored life insurance policy in which Mr. Matson participates as of the date of such termination for one year from the date of termination.

In the event that Mr. Matson would be subject to tax under Section 4999 of the Code, the payments to him under the Matson Agreement will be reduced to the maximum amount that he could receive without being subject to such tax.  Mr. Matson is subject to certain covenants under the Matson Agreement, including a non-competition and non-solicitation covenant covering the term of his employment and an additional period of two years thereafter.

Outstanding Equity Awards at Fiscal Year End

             The following table sets forth information concerning exercisable and unexercised stock options and unvested stock awards as of December 31, 2009 for each of the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — DECEMBER 31, 2009

	Option Awards				Stock Awards

	Number	Number			Number	Market
	of	of			of Shares	Value of
	Securities	Securities			or Units of	Shares or
	Underlying	Underlying			Stock	Units of
	Unexercised	Unexercised	Option		that	Stock that
	Options	Options	Exercise	Option	have not	have not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)

Melissa Payner-Gregor	20,000	--	$12.60	3/23/2015
	25,000	--	$12.00	12/27/2015

Kara B. Jenny	24,000	--	$9.10	12/26/2012
	2,500	--	$12.60	3/23/2015
	11,111	8,889 (1)	$4.60	3/31/2018
					58	$143.84 (2)
Bradford Matson	1,944 (3)	8,056	$1.52	8/31/2019

______________

(1)	16.667% of the option vested on the six month anniversary of March 31, 2008 and the remainder of the option vests at a rate of 2.778% per month for 30 months beginning thereafter.

(2)	Represents 58 shares underlying unvested deferred stock units valued using the closing price $2.48 of our Common Stock as of December 31, 2009.

(3)	The option vests at a rate of 2.778% per month for 36 months beginning on the one month anniversary of August 31, 2009.

 Compensation of Directors

     The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2009:

DIRECTOR COMPENSATION — YEAR ENDED DECEMBER 31, 2009

	Fees Earned or Paid in Cash
			Restricted Stock Awards

				Total
Name (1)	($)		($) (2)	($)
Riad Abrahams(3)	$--		$--	$--
Mario Ciampi	--		548	548
Barry Erdos	--		--	--
Michael Helfand	16,000		1,369	17,369
Ann Jackson	16,000	(6)	548	16,548
David Janke(4)	--		2,441	2,441
Habib Kairouz(5)	--		--	--
Martin Miller	16,000	(6)	548	16,548
Neal Moszkowski	--		548	548
Anthony Plesner	18,000	(6)	684	18,684
David Wassong	--		1,095	1,095
_______________

(1)
Ms. Payner is not included in the table as she is also included as a Named Executive Officer in the Summary Compensation Table.  Ms. Payner receives no additional compensation for her service as a director of the Company.

(2)
Represents the grant date fair value of the following Restricted Stock Awards all of which were issued pursuant to the terms of the 2005 Stock Incentive Plan: 750 shares of Restricted Stock issued to Mr. Ciampi; 1,875 shares of Restricted Stock issued to Mr. Helfand; 750 shares of Restricted Stock issued to Ms. Jackson; 1,125 shares of Restricted Stock issued to Mr. Janke; 750 shares of Restricted Stock issued to Mr. Miller; 750 shares of Restricted Stock issued to Mr. Moszkowski; 937 shares of Restricted Stock issued to Mr. Plesner; and 1,500 shares of Restricted Stock issued to Mr. Wassong.

(3)	Mr. Abrahams resigned from the Board in August 2009.

(4)	Mr. Janke was appointed to the Board in August 2009.

(5)	Mr. Kairouz was appointed to the Board in December 2009.

(6)	Includes a one-time bonus of $10,000 approved by the Compensation Committee in January 2010, as described below.

Our independent, outside non-employee directors (other than Messrs. Ciampi, Janke, Kairouz, Moszkowski and Wassong who are designated under the Voting Agreement and Mr. Erdos who is a former employee of the Company) are paid a cash stipend of $1,500 for each board or committee meeting attended in person (and, in the case of the Audit Committee Chairman, $2,000 per audit committee meeting) and are reimbursed for expenses incurred on behalf of the Company.  In addition, each such director is paid an annual retainer of $10,000 at the first regularly scheduled Board meeting of each fiscal year.  The maximum aggregate stipend and retainer paid to any such director in a year is $16,000 (or, in the case of the Audit Committee Chairman, $18,000).  In March 2009, in order to assist our efforts to maintain the best liquidity position possible, the Board unanimously agreed that annual retainers would be suspended (other than the retainer paid to Mr. Helfand for 2009) until such time as the Board deemed appropriate.  In January 2010, the Compensation Committee approved the payment of a one-time bonus of $10,000 to each of our independent directors that did not receive an annual retainer for 2009 (i.e., Ms. Jackson and Messrs. Miller and Plesner).  In March 2010, the Board reinstated the annual retainers, but provided that such retainers would be paid in four quarterly installments at each of the four regularly schedule meetings of the Board during the year.  In addition, the Board approved the payment of a one-time bonus of $7,500 to Mr. Miller in recognition of his years of service to the Company.

Under the terms of the 2005 Stock Incentive Plan, each non-employee director (including Messrs. Ciampi, Janke, Kairouz, Moszkowski and Wassong but excluding Mr. Erdos, who is a former employee of the Company) receives a one-time grant of 1,125 shares of Restricted Stock (1,875 shares in the case of the Chairman of the Board and 1,500 shares in the case of the Chairman of the Audit Committee) at the time of the first regularly scheduled Board meeting after such director is appointed to the Board and an annual restricted stock grant of 750 shares of Restricted Stock (1,500 shares in the case of the Chairman of the Board and 937 shares in the case of the Chairman of the Audit Committee) at the first regularly scheduled Board meeting of each fiscal year (even if such director is receiving a restricted stock grant in connection with his or her appointment at such meeting).  All such restricted stock grants vest on the one year anniversary of the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely on a review of the copies of such reports furnished to us during or with respect to fiscal 2009, or written representations that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2009 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with.

PROPOSAL NO. 2

APPROVAL OF THE PLAN AMENDMENT

On April 16, 2010, the Board of Directors approved the Plan Amendment, an amendment to the Plan, subject to stockholder approval, which would increase the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan (which we refer to in this Proxy Statement as the Authorized Equity Award Shares) by an additional 1,586,392 shares.

The Company currently has 39 officers and key employees and 10 non-employee directors participating in the Plan.  As of April 28, 2010, awards with respect to 1,978,239 shares of Common Stock had been granted and remain outstanding under the Plan, and Options to purchase 438,294 shares of Common Stock under the Plan had been exercised resulting in 917,325 shares remain available for future issuance under the Plan.

The Board of Directors recommended that the Plan Amendment be presented to the Company’s stockholders for approval.  The Board of Directors adopted the Plan Amendment to allow future grants under the Plan necessary for the Company to remain competitive in its recruiting efforts and for the Company to retain existing executives and other key employees and directors.  In determining the appropriate size of the increase to the number of shares issuable under the Plan, the Board of Directors took into account the current awards outstanding as well as the Company’s future hiring plans.

If the stockholders fail to approve the Plan Amendment, the Company would likely be severely constrained in its ability to attract and retain executives, other key employees, consultants and directors, and in motivating and retaining skilled management personnel and directors necessary for the Company’s success.

A copy of the Amendment No. 2 to the Amended and Restated 2005 Stock Incentive Plan, to take effect if the Plan Amendment is approved, is attached hereto as Annex A.

Summary of the Plan

The following is a summary of the material provisions of the Plan.

Administration; Eligibility; Shares Available for Issuance; Limitations on Issuance.  The Plan is administered by the Compensation Committee.  The Compensation Committee is authorized from time to time to select and to grant awards under the Plan to such key employees, non-employee directors, contractors and consultants of the Company and its subsidiaries as the Compensation Committee, in its discretion, selects. The Compensation Committee is authorized to delegate any of its authority under the Plan (including the authority to grant awards) to such executive officers of the Company as it thinks appropriate and is permitted by Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.

           Shares granted under the Plan will be made available from unissued Common Stock or from Common Stock held in treasury.  The aggregate number of shares of Common Stock presently authorized for issuance under the Plan is equal to 2,431,103 shares of Common Stock, plus any shares that became available after February 17, 2005 under the Prior Plans as a result of awards that lapsed or were terminated. The Plan,  as currently in effect, also imposes the following limitations on awards issued under the Plan: (i) the maximum  number of shares of Common Stock that may be granted as awards granted to any participant  in any fiscal year shall not exceed  5,000,000  shares; (ii) the maximum amount of cash or cash payments that may be granted as awards in any fiscal year shall not exceed $2,000,000; and (iii) the maximum number of dividend rights that may be granted as awards to any participant in any fiscal year shall not exceed dividend rights with respect to 2,000,000 shares. The shares of Common Stock subject to the Plan and each limit are subject to adjustment in the event of certain changes of capitalization as set forth in Section 8(a) of the Plan.

           Options.  The Plan  authorizes the  Compensation  Committee to grant to participants  options to purchase  Common  Stock,  which may be in the form of a non-statutory  stock  option or, if granted  to an  employee,  in the form of an Incentive  Stock Option (which we refer to in this Proxy Statement as an ISO).  The terms of all ISOs issued under the Plan will comply with the requirements of Section 422 of the Code. The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the Common Stock at the time the option is granted.  The  Compensation Committee  will  determine  the time an option may be  exercised  in whole or in part,  the  method of  exercise,  method of  settlement,  form of  consideration payable,  method of  delivery  and  whether a stock  appreciation  right will be granted in tandem  with  other  awards.

           Stock Appreciation  Rights.  The Plan authorizes the Compensation Committee to grant to participants stock appreciation   rights.  A  stock appreciation right entitles the grantee to receive upon exercise, the excess of (a) the fair market value of a specified number of shares of Common Stock at the time of exercise over (b) the fair market value of the Common Stock at the time the stock  appreciation  right was  granted, The Compensation Committee will determine the time a stock appreciation right may be exercised in whole or in part, the method of exercise, method of  settlement, form of consideration payable, method of  delivery and whether a stock appreciation  right will be granted in tandem with other awards.

           Deferred Stock Units. The Plan authorizes the Compensation Committee to grant to participants deferred stock units. A deferred stock unit is an award that  entitles a participant  to elect,  at the  discretion of the  Compensation Committee,  to defer  receipt of all or a portion of a bonus,  or a  stock-based award or cash payment made  pursuant to the Plan. No Common Stock will be issued at the time a deferred stock unit is granted. Rather, the Company will establish an account for the  participant  and will  record in such  account the number of deferred  stock units  granted to such  participant  (which units will be valued initially  based  upon the  then-fair  market  value of the Common  Stock).  The Compensation Committee will also determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a deferred stock unit, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock.

           Restricted Stock.  The Plan authorizes the Compensation Committee to grant to participants restricted Common Stock with such  restriction periods, restrictions on  transferability, and performance goals as the Compensation Committee may designate at the time of grant.  Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restriction period. Other than the restrictions on transfer, a participant will have all the rights of a holder of the shares of Common Stock, representing the restricted stock, including the rights to all distributions (including regular cash dividends) made or declared with respect to the restricted stock. If any such dividends are distributions are paid in stock, the stock will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which the stock has been distributed.  Restricted stock will be forfeitable to the Company upon a participant’s termination of employment during the applicable restricted period. The Compensation Committee, in its discretion, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any performance goal requirement upon the death,  disability,  retirement or otherwise of a participant.

Non-Employee Director Restricted Stock Awards.  Under the Plan, each non-employee director receives a one-time grant of 1,125 shares of Restricted Stock (1,875 shares in the case of the Chairman of the Board and 1,500 shares in the case of the Chairman of the Audit Committee) at the time of the first regularly scheduled Board meeting after such director is appointed to the Board and an annual restricted stock grant of 750 shares of Common Stock (1,500 shares in the case of the Chairman of the Board and 937 shares in the case of the Chairman of the Audit Committee) at the first regularly scheduled Board meeting of each fiscal year (even if such director is receiving a restricted stock grant in connection with his or her appointment at such meeting).  The Plan also permits the Compensation Committee to substitute an award of equivalent fair market value for any award that a non-employee director would otherwise receive pursuant to the formula grants described above.

           Cash Payments. The Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant cash payments to participants. These may be granted separately or as a supplement to any stock-based award.

           Dividend Rights.  The Plan authorizes the Compensation Committee to grant dividend rights to participants, which rights entitle a participant to receive the dividends on Common Stock to which the participant would be entitled if the participant owned the number of shares of Common Stock represented by the dividend rights. Dividend rights may be granted separately or in tandem with any other awards.  If a dividend right is granted in tandem with another award, it will lapse, expire or be forfeited simultaneously with the lapse, expiration or forfeiture of the tandemed award.  If the dividend right is granted separately, it will lapse, expire or be forfeited as the Compensation Committee determines.

           Other Stock-Based Awards.  To permit the Compensation Committee the flexibility to respond to future changes in compensation arrangements, the Plan authorizes the Compensation Committee, subject to limitations under applicable law, to grant to participants such other stock-based awards as deemed by the Compensation Committee to be consistent with the purposes of the Plan.  The Compensation  Committee may determine the terms and  conditions of such stock-based awards.

           Loans.  Subject at all times to laws and  regulations and other binding obligations or provisions  applicable to the Company,  including but not limited to  the  Sarbanes-Oxley  Act of  2002,  the  Plan  authorizes  the  Compensation Committee, on behalf of the Company, to make, guarantee or arrange for a loan or loans to  participants  with  respect  to the  exercise  of any  option or other payment in connection with any award,  including the payment by a participant of any or all federal,  state or local income or other taxes due in connection with any award. The terms and conditions of each loan,  including the interest rates, maturity  date and  whether  the  loan  will be  secured  or  unsecured  will be established by the Compensation Committee.

           Terms of Awards.  The term of each  award  will be  determined  by the Compensation  Committee  at the time each award is  granted,  provided  that the terms of options,  stock appreciation  rights and dividend rights may not exceed ten years.  Awards granted under the Plan  generally  will not be  transferable, except  by  will  and  the  laws  of  descent  and  distribution.  However,  the Compensation  Committee may grant awards to participants  (other than ISOs) that may be transferable  without  consideration  to immediate  family members (i.e., children,  grandchildren or spouse),  to truss for the benefit of such immediate family  members and to  partnerships  in which such family  members are the only partners.

           Award Agreements.  All awards granted under the Plan will be evidenced by a written agreement that may include such additional terms and conditions not inconsistent with the Plan as the Compensation Committee may specify.  Award agreements are not required to contain uniform terms or provisions.

           Term of the Plan; Amendment and Adjustment.  No awards may be granted under the Plan after February 16, 2015. The Plan may be terminated by the Board of Directors at any time, but the termination of the Plan will not adversely affect awards that have previously been granted.  In addition,  the Board of Directors may amend,  alter,  suspend,  discontinue or terminate the Plan or the Compensation  Committee’s  authority  to grant awards under the Plan without the consent of the  Company’s  stockholders  or  participants,  except that any such amendment,  alteration,  suspension,  discontinuation  or  termination  shall be subject to the approval of the Company’s stockholders within one year after such Board  action if such  stockholder  approval is required by any federal or state law or  regulation  or the rules of any stock  exchange or  automated  quotation system on which the Common  Stock may then be listed or quoted.  The Plan may be considered to be a “nonqualified deferred compensation plan” under newly enacted Section 409A of the Code. Therefore,  it is expected that the Board of Directors will exercise its authority to amend the Plan to comply with  forthcoming  rules implementing  Section 409A of the Code,  and those  amendments are not likely to require approval by the Company’s stockholders.

New Plan Benefits

The benefits to be received by or allocated to our executive officers, non-employee directors and key employees as a result of the increase in the number of Authorized Benefit Shares are not determinable since the Compensation Committee has made no decisions regarding the allocation of the Management Option Pool or the issuance of any other awards from such increase.

Equity Compensation Plan Information

The following table reflects information for our equity compensation plans as of December 31, 2009.

	(a)				(c)
	Number of				Number of Securities
	Securities				Remaining Available for
	to Be Issued		(b)		Future Issuance under
	upon Exercise of		Weighted Average		Equity Compensation
	Outstanding Options,		Exercise Price Of Outstanding Options,		Plans (Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in Column (a))

Equity compensation plans approved by security holders	204,064	(1)	$8.53	(2)	1,184,752	(3)
Equity compensation plans not approved by security holders	16,010		$9.24		--

Total	220,074	(1)	$8.58	(2)	1,184,752

____________________

(1)	Includes 191,750 options to purchase shares of Common Stock and 12,314 Deferred Stock Units.

(2)	Weighted average exercise price includes options to purchase shares of Common Stock and Deferred Stock Units referred to in note (1) above.

Federal Income Tax Consequences

The following discussion is intended to provide only a general outline of the federal income tax consequences of participation in the Plan and the receipt of equity awards or payments thereunder to participants subject to U.S. income taxes.  It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. income taxes.  As a consequence, the discussion does not purport to be a complete analysis of all potential tax consequences relevant to participants and the Company, and is based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.

Options.  The grant of an option to purchase Common Stock will have no tax consequences for the participant or the Company.  A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply.  Upon the exercise of a non-statutory stock option, a participant generally must recognize ordinary income equal to the fair market value of the Common Stock acquired upon exercise of the option minus the exercise price.

Gain realized upon a disposition of the Common Stock acquired pursuant to the exercise of an ISO will be taxed as long-term capital gain if the participant holds the shares of Common Stock for at least two years after the date the ISO was granted and for one year after the date of the ISO was exercised.  Upon a disposition of Common Stock acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the Common Stock at the date of exercise of the ISO minus the exercise price or (2) the amount realized upon the disposition of the Common Stock acquired upon exercise of the ISO minus the exercise price.

The Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the Common Stock acquired pursuant to the exercise of the ISO for the ISO holding periods.

Stock Appreciation Rights.  As with an option, the grant of a stock appreciation right will have no tax consequences for the participant or the Company.  Upon exercise of a stock appreciation right, a participant generally must recognize ordinary income equal to the fair market value of the Common Stock acquired over the grant price of the stock appreciation right at the time the stock appreciation right was granted.

Deferred Stock Units.  A participant who is granted a deferred stock unit will not recognize any compensation income upon the grant or the vesting of the deferred stock unit, although if the deferred stock unit vests prior to delivery of such award, the deferred stock unit will be subject to employment tax, but not federal income tax, on the applicable vesting dates.  The participant will recognize ordinary income equal to the amount of cash and the fair market value of the Common Stock delivered to the participant in settlement of the deferred stock units.

Restricted Stock.  A participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of restricted Common Stock.  When the Common Stock vests, the participant will recognize ordinary income in an amount equal to the fair market value of the Common Stock that vests at that time less the amount, if any, paid for the Common Stock.  However, a participant may elect to recognize ordinary income in the year the Common Stock is granted in an amount equal to the excess of the fair market value of the Common Stock at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the Common Stock.  Any gain or loss recognized by the participant upon the subsequent disposition of the Common Stock will be taxed as short-term or long-term capital gain but will not result in any further deduction for the Company.

Cash and Dividend Payments.  A participant will recognize ordinary income upon receipt of any cash pursuant to any award, including as a dividend right.

Generally, and except as noted above with respect to ISOs, the Company should be able to claim an income tax deduction at the time the participant recognizes the income attributable to an award in an amount equal to the income recognized by the participant, subject to Section 162(m) of the Code applicable to awards payable to covered employees and awards which vest or become payable to a participant who is a “disqualified individual” and that constitute an “excess parachute payment” within the meaning of Section 280G of the Code by reason of a change of control.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PLAN AMENDMENT.

Interest Of Certain Persons In Matters To Be Acted Upon

Each of Messrs. Helfand, Moszkowski and Plesner, the Company’s non-employee directors who were not designated pursuant to the Voting Agreement, is entitled to an annual restricted stock grant pursuant to the Plan as described under the caption “Executive Compensation – Compensation of Directors.”  Therefore, these directors have an interest in the approval of the Plan Amendment as the issuance of any such grant in the future will be subject to the availability of a sufficient number of shares of Common Stock authorized for issuance (but not yet issued) under the Plan.  Further, although the Company cannot currently determine the number of shares subject to awards that may be granted in the future to executive officers or non-employee directors, each of the Company’s executive officers and non-employee directors has an interest in the approval of the Plan Amendment in so far as they are likely to be recipients of future stock-based awards under the Plan.

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

Our Code of Ethics and Standards of Business Conduct applies to all directors and employees (including our named executive officers).  Under the Code of Ethics and Standards of Business Conduct, all employees are required to take all reasonable efforts to identify actual or potential conflicts of interest between Company interests and their personal or professional relationships and to bring such conflicts to the attention of our counsel.  Members of the Board who have any personal interest in a transaction upon which the Board passes are required to disclose such interest to the other directors and to recuse themselves from participation in any decision in which there is a conflict between their personal interests and our interests.

Our Audit Committee reviews any related party transaction and transactions involving conflicts of interest with officers and directors whenever possible in advance of the creation of such transaction or conflict, unless either the Compensation Committee or a another committee of the Board, consisting of independent directors has previously reviewed such transaction.

Related Person Transactions

Except as described below, we are not aware of any transactions since the beginning of our last fiscal year or any proposed transactions in which the Company was or is a party, in which the amount involved exceeded $120,000 and in which a director, director nominee, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Private Placement Transaction

Habib Kairouz, one of the managing members of Rho Capital Partners, LLC, the managing member of RMV of which is the general partner of Rho, is a member of our Board.  In December 2009, Rho entered into the Securities Purchase Agreement pursuant to which Rho purchased 2,786,337 shares of our Common Stock from us at the Initial Closing for an aggregate purchase price of approximately $4,737,000.  Pursuant to the terms of the Securities Purchase Agreement, we sold an additional 6,037,192 shares of our Common Stock to Rho at the Second Closing of the Private Placement for an aggregate purchase price of approximately $10,263,000.  The Review and Approval procedures relating to Related Person Transactions do not apply to the approval of the issuance of securities to Rho in the Private Placement transactions as such issuances were approved by the Board prior to Rho becoming a 5% stockholder and Mr. Kairouz’s election to the Board.

Conversion of Notes

The Soros Parties and the Maverick Parties are holders of greater than 5% of our Common Stock.  In March 2008, we entered into an agreement (which we refer to in this Proxy Statement as the Commitment) with the Soros Parties and the Maverick Parties pursuant to which they agreed to provide up to $3 million of debt financing to us, on a standby basis, during fiscal 2008, provided that the commitment amount would be reduced by the gross proceeds of any equity financing consummated by us during that year.  We drew down the Commitment in July 2008, which was evidenced by the issuance of the Notes.  The Notes were converted into an aggregate of 1,764,706 shares of Common Stock at the Initial Closing and as a condition thereto.  Pursuant to the conversion of the Notes, the Soros Parties converted Notes with an aggregate principal amount of approximately $1,869,000 into 1,099,235 shares of Common Stock and the Maverick Parties converted Notes with an aggregate principal amount of approximately $1,131,000 into 665,471 shares of Common Stock.  The Soros Parties beneficially owned approximately 38% of the outstanding Common Stock prior to the Initial Closing and currently own approximately 25% of the outstanding Common Stock.  The Maverick Parties beneficially owned approximately 24% of the outstanding Common Stock prior to the Initial Closing and currently own approximately 15% of the outstanding Common Stock.  The Soros Parties have designated two members of the Board and the Maverick Parties have designated one member of the Board.  The Soros Parties and the Maverick Parties will continue to have Board designation rights following the

Second Closing, subject to certain conditions.  The issuance of the Notes to the Soros Parties and the Maverick Parties, and the conversion provisions thereof, were previously approved by the independent directors of the Board.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Weiser LLP (which we refer to in this Proxy Statement as Weiser) as the independent registered public accounting firm for the fiscal year ending December 31, 2010.  The Company’s financial statements for the 2009 fiscal year were audited by Weiser. The Company’s financial statements for the 2008 fiscal year were audited by PricewaterhouseCoopers LLP (which we refer to in this Proxy Statement as PwC).

A representative from Weiser will be present at the meeting, will be provided the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Changes In Certifying Accountant

Previous Independent Registered Public Accounting Firm

On June 3, 2009, the Company dismissed PwC as the Company’s independent registered public accounting firm.  The Audit Committee approved the dismissal of PwC on that date.

During the years ended December 31, 2008 and 2007 and through June 3, 2009, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.

In addition, for the years ended December 31, 2008 and 2007, the reports of PwC on the Company’s financial statements did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.  There were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) for the years ended December 31, 2008 and 2007 and through June 3, 2009.

The Company requested that PWC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements under the caption “Previous Independent Registered Public Accounting Firm.”  PwC furnished such a letter, dated June 16, 2009, a copy of which was filed as Exhibit 16.1 to the Company’s Form 8-K/A filed on June 16, 2009.

New Independent Registered Public Accounting Firm

On June 3, 2009, the Audit Committee approved the appointment of Weiser as the Company’s independent registered public accounting firm for the year ending December 31, 2009 and Weiser was subsequently engaged as the Company’s independent registered public accounting firm on June 4, 2009.

During the years ended December 31, 2008 and 2007 and through June 4, 2009, neither the Company nor anyone on its behalf has consulted with Weiser with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Weiser concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees

The aggregate fees billed for professional services rendered by Weiser and PwC for the audit of the Company’s annual financial statements, including the reviews of the Company’s unaudited interim financial information included in its quarterly reports on Form 10-Q, was approximately $233,000 and $30,000, respectively, for fiscal 2009 and $294,000 rendered by PwC for fiscal 2008.

Audit Related Fees

The aggregate fees billed for professional services rendered by Weiser and PwC for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements was approximately $28,000 and $18,000 for fiscal 2009.

Fees for audit related services consist of due diligence and consents relating to the Company’s registration statement in connection with the private placement described above under the caption “Related Persons Transactions – Private Placement Transaction” and for consultations concerning financial accounting and reporting standards.

Other than the fees described under the caption “Audit Fees” above, PwC did not bill any fees for services rendered to the Company during fiscal 2008 for assurance and related services in connection with the audit or review of the Company financial statements.

Tax Fees

The aggregate fees billed for professional services rendered to the Company during fiscal 2009 by Weiser for tax compliance, tax advice or tax planning was approximately $21,000.

Fees for tax services consist of tax return preparation services.

PwC did not bill the Company for any professional services rendered to the Company during fiscal 2008 for tax compliance, tax advice or tax planning.

Other Fees

Weiser and PwC did not bill the Company for any other professional services rendered during fiscal 2009 and 2008 other than those described above.

Audit Committee Pre-Approval Policies

The Company’s policy is that, before Weiser or PwC is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee.

OTHER BUSINESS

The Board of Directors currently knows of no other matters to be presented at the meeting.  However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for the inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit their proposals so that they are received at our principal executive offices not later than the close of business on January 11, 2010 and must otherwise comply with the rules of the SEC for inclusion in the proxy materials.

The Company’s bylaws provide that a stockholder who wishes to present a proposal for stockholder vote at the Company’s next annual meeting (other than a matter brought pursuant to SEC Rule 14a-8) must give written notice to the Secretary of the Company not less than 90 days nor more than 120 days prior to the date that is one year from the date of this annual meeting.  Accordingly, any such proposal must be received by the Secretary of the Company not later than March 24, 2011 and no earlier than February 23, 2011. The notice must contain specified information about the proposed business and the stockholder making the proposal.  If a stockholder gives notice of a proposal after the deadline, the Company’s proxy holders will have discretionary authority to vote on this proposal when and if raised at the next annual meeting.

COST OF SOLICITATION

The cost of soliciting proxies in the accompanying form has been or will be borne by the Company.  Directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communications.  Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

MISCELLANEOUS

Only one Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address.  We undertake to deliver promptly upon request a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of this Proxy Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Proxy Statement or other communications to the stockholder in the future.  In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (212) 944-8000 or by mail to our address at 42 West 39th Street, New York, NY 10018, Attn: Corporate Secretary.  In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

A copy of this Proxy Statement and the form of proxy card for use in connection with the 2010 Annual Meeting of Stockholders is available online at www.bluefly.com.  You can also request copies of these materials and a copy of the proxy statement, annual report or proxy card relating to any of our future security holder meetings by contacting us via telephone at (212) 944-8000, via email at investorkit@bluefly.com or on our website www.bluelfy.com.

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors,

DAVID WASSONG
Interim Chairman of the Board

Dated: May 11, 2010

Annex A

AMENDMENT NO. 2
TO THE
AMENDED AND RESTATED
BLUEFLY, INC. 2005 STOCK INCENTIVE PLAN

Bluefly, Inc., having previously established the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan (the “Plan”), and having obtained stockholder approval for the amendment to the Plan set forth herein, does hereby amend the Plan by deleting paragraph (a) of Section 5 of the Plan in its entirety and replacing it with the following:

“(a) Subject to the provisions of Section 8 hereof, the aggregate number of shares of Stock available for issuance as Awards under the Plan shall not exceed 1,586,392 shares, increased for shares of Stock that are represented by awards outstanding under the Prior Plans on the original effective date of this Plan (prior to any amendments) that, subsequent to such date, have been or are in the future forfeited, cancelled or expire unexercised under the Prior Plans.”

[Remainder of Page Intentionally Left Blank.]

A-1

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 to the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan as of the _____ day of ___________, 2010.

BLUEFLY, INC.

By: ________________________________
       Name:
       Title:

A-2

ANNUAL MEETING OF STOCKHOLDERS OF

BLUEFLY, INC.

June 10, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at - http://bluefly.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430000000000000000 8 061010

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Mario Ciampi
○ Michael Helfand
○ David Janke
○ Martin Miller

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. PROPOSAL TO APPROVE PLAN AMENDMENT	☐	☐	☐

The undersigned acknowledges receipt of the accompanying Proxy Statement dated May 11, 2010.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BLUEFLY, INC.
PROXY
Annual Meeting, June 10, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints MELISSA PAYNER-GREGOR and KARA B. JENNY as Proxy, with full power to appoint her substitute, and hereby authorizes her to appear and vote as designated on the reverse side, all shares of Common Stock of Bluefly, Inc. held on record by the undersigned on April 28, 2010 at the Annual Meeting of Stockholders to be held on June 10, 2010, and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

(Continued and to be signed on the reverse side.)

14475